AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2017

REGISTRATION NO. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARATHON PATENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

01-0949984

I.R.S. Employer Identification Number

11601 Wilshire Blvd., Ste. 500

Los Angeles, CA 90025

(703) 232-1701

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies to:

Harvey J. Kesner, Esq.

Arthur S. Marcus, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, Suite 3700

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)
Emerging growth company [ ]

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share
(a) Shares pursuant to the issuance of
Convertible Notes.	2,808,875	$5.62	$15,785,877.50	$1,965.34
(b) Shares issued to our counsel in
settlement of outstanding legal fees	20,000	$5.62	$112,400.00	$13.99
Shares already issued by registrant.	2,828,875	$5.62	$15,898,277.50	$1, 979.33

(1)

Pursuant to Rule 415 under the Securities Act this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions. The shares may be offered for resale by the selling stockholders pursuant to the shelf prospectus contained herein.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on an average of the high and low reported sales prices of the registrant’s shares of common stock, as reported on the NASDAQ Capital Market on December 14, 2017 of $5.95 and $5.29, respectively.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED DECEMBER 18, 2017

MARATHON PATENT GROUP INC.

2,828,875 Shares of Common Stock

This prospectus relates to the resale of up to 2,828,875 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Marathon Patent Group, Inc. (the “Company”) by the selling stockholders, representing (i) 2,808,875 shares issuable upon conversion of the Company’s 5% convertible promissory notes (the “Convertible Notes”); and (ii) 20,000 shares of Common Stock already issued by the Company, being registered herein. The Convertible Notes were issued pursuant to a private placement by the Company in August 2017.

The selling stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. We will pay the expenses of registering these shares.

Investing in our Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 7 of this prospectus before purchasing any of the shares offered by this prospectus.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “MARA”.

The last reported sale price of our Common Stock on the NASDAQ Capital Market on December 14, 2017 was $5.43 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2017.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our Common Stock. The terms “Marathon,” the “Company,” “we,” “our” or “us” in this prospectus refer to Marathon Patent Group, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

About Marathon Patent Group, Inc.

In November 2012, we changed our name to Marathon Patent Group, Inc. and commenced business seeking to enforce and license patents, engaging in the business known as patent monetization. On November 1, 2017, we entered into an agreement to acquire 100% of the capital stock of Global Bit Ventures, Inc. (“GBV”), which owns and operates specialized computer equipment in Canada to secure the blockchain and generate digital assets often referred to as “cryptocurrency”, such as bitcoin and ether. See “Risk Factors – Risks Related to the Merger”; “Risk Factors - Risks Related to the Business of GBV Upon Completion of the Merger”.

We were incorporated in the State of Nevada on February 23, 2010 under the name “Verve Ventures, Inc.” On December 7, 2011, we changed our name to “American Strategic Minerals Corporation”.

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Description of Business

The Company maintains a portfolio of patents. We acquired patents and patent rights from owners or other ventures and sought to monetize the value of the patents through litigation and licensing strategies, alone or with others. As of December 15, 2017, we owned 86 patents, which include U.S. patents and foreign patents. The Company and certain of its subsidiaries entered into a First Amendment to Amended and Restated Revenue Sharing and Securities Purchase Agreement and Restructuring Agreement dated August 3, 2017 (the “First Amendment and Restructuring Agreement”), with DBD Credit Funding LLC (“DBD”) to restructure and replace the obligations of Marathon under an Amended and Restated Revenue Sharing and Securities Purchase Agreement, dated January 10, 2017, amending the original agreement entered into by the Company and DBD on January 29, 2015. As contemplated in the First Amendment and Restructuring Agreement, in connection with the elimination of our long-term debt to DBD, on October 20, 2017, we entered into agreements with DBD and assigned several of its patents to a special purpose entity managed by DBD.

On October 20, 2017, we closed the First Amendment and Restructuring Agreement with DBD to restructure and replace the obligations of the Company under that certain Amended and Restated Revenue Sharing and Securities Purchase Agreement, dated January 10, 2017, which was originally entered into on January 29, 2015. Pursuant to the First Amendment and Restructuring Agreement, certain patents were assigned to the newly created special purpose entity (the “SPE”) elected by DBD, which SPE is under the management and control of an affiliate of DBD. As a result, DBD now has full, direct control over the patents under the SPE structure. Our interest of 30% of the SPE may not have any value after the recoupment of DBD’s investment and its costs and expenses. We retain no control over, ownership of, or recourse to, the SPE patents. As a result, we are wholly-dependent on the efforts and experience of DBD, as well as the costs associated with the efforts of DBD, for any recoveries under these patents as to which we do not anticipate receiving any.

In connection with the Company’s agreement to acquire GBV, the Company has secured financing in connection with winding down the patenting business and working capital for reduced operations while it prepares for the acquisition of GBV. The Company is transitioning from its historic business into businesses involved in supporting the blockchain and digital asset (cryptocurrency) ecosystem. While reducing its reliance on patent enforcement and licensing for the generation of revenue, the Company has undertaken steps to dedicate its resources and efforts towards blockchain and digital asset (cryptocurrency) acquisition. Cryptocurrencies are one form of digital assets. As a result, we sometimes use the phrases “cryptocurrency” and “digital assets” interchangeably. These activities include the acquisition of businesses and assets engaged in or necessary for supporting the business of mining, as described below, including the direct acquisition of businesses, equipment and technology that service the blockchain ecosystem as well as the outright acquisition of digital assets, such as cryptocurrency, that may be held for appreciation or exchanged for other assets or sold. The Company intends to complete the acquisition of GBV and enter into a new and unproven business model with significant risks, both known and unknown, as more fully described in the section titled Risk Factors, below. In connection with that newly-adopted business strategy, the Company anticipates it will be necessary to add personnel to the management team, as well as other personnel, to enhance assessment of controls over risks, to review and seek approval of regulatory bodies (including the NASDAQ Capital Market for continued listing of its Common Stock) and will face other uncertainties associated with the evolving business and regulatory risks of blockchain and digital assets (cryptocurrency). There is no assurance that the Company will be able to successfully navigate these risks or that regulatory and other requirements will not have a material adverse effect on the goals and objectives of the Company or prevent the Company from realizing its objectives.

Founded in 2017, GBV is a digital asset mining company. GBV intends to power and secure the blockchain by verifying blockchain transactions using custom hardware and software. GBV intends to use their hardware to mine bitcoin (BTC) and ether (ETH), two different forms of digital assets. GBV will be compensated in digital assets by the respective blockchain network that it secures for its efforts, which is how GBV generates revenue.

Blockchains are decentralized digital ledgers that record and enable secure peer-to-peer transactions without third party intermediaries. Blockchains enable the existence of digital assets by allowing participants to confirm transactions without the need for a central certifying authority. When a participant requests a transaction, a peer-to-peer network consisting of computers, known as nodes, validate the transaction and the user’s status using known algorithms. After the transaction is verified, it is combined with other transactions to create a new block of data for the ledger. The new block is added to the existing blockchain in a way that is permanent and unalterable, and the transaction is complete. The following illustration outlines the process of a transaction between two digital asset holders.

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Digital assets (also known as cryptocurrency) is a medium of exchange that uses encryption techniques to control the creation of monetary units and to verify the transfer of funds. Many consumers use digital assets because it offers cheaper and faster peer-to-peer payment options without the need to provide personal details. Every single transaction made and the ownership of every single digital asset in circulation is recorded in the blockchain. Miners use powerful computers that tally the transactions to run the blockchain. These miners update each time a transaction is made and ensure the authenticity of information. The miners receive a transaction fee for their service in the form of a portion of the new digital “coins” that are issued. Bitcoin is the most well-known digital asset, while ether is another type of digital asset.

Blockchain based transactions can involve digital assets, contracts, records, or other information.

Mining digital assets typically requires a substantial amount of specialized computer hardware and server equipment including a cost-effective data center to house the hardware. GBV is utilizing a datacenter based in Quebec Canada to house and run its equipment in order to meet the requirements to mine bitcoin and ether.

As a condition to the Merger, all of the Company’s existing outstanding debt, consisting of the Convertible Notes, in the aggregate amount of $4,053,948 (the “Company Debt”) shall be cancelled in exchange for the Company’s Series E-1 Convertible Preferred Stock in a transaction pursuant to Section 3(a)(9) of the Securities Act, and as of the closing of the Merger, the Company shall not have any outstanding Company Debt. The terms of the Series E-1 Convertible Preferred Stock are set forth in the Proposed Certificate of Designation of Preferences, Rights and Limitations of the 0% E-1 Convertible Preferred Stock, substantially in the form attached hereto as Exhibit 3.8 of this Prospectus.

Company Information

Our principal office is located at 11601 Wilshire Blvd., Ste. 500, Los Angeles, California 90025. Our telephone number is (703) 232-1701. Our Internet address is www.marathonpg.com. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement and the accompanying prospectus.

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About This Offering

This Prospectus relates to the resale of up to 2,828,875 shares of our Common Stock by the selling shareholders, representing (i) 753,519 shares issuable upon conversion of Convertible Notes; and (ii) 20,000 shares of Common Stock already issued by the Company, being registered herein. The Convertible Notes were issued pursuant to a private placement by the Company in August 2017. The Company registered 1,848,500 shares of Common Stock including the resale of 1,649,000 shares issuable upon conversion of the Convertible Notes pursuant to a Registration Statement on Form S-3 (File No. 333-220438) which was declared effective on October 13, 2017, by the Commission. As of December 15, 2017, 11,123,235 shares of Common Stock were issued and outstanding, one share of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”) was issued and outstanding and 5,480.65 shares of our Series E Convertible Preferred Stock (the “Series E Preferred Stock”) were issued and outstanding.

The Company entered into separate unit purchase agreements (the “Unit Purchase Agreement”) with accredited investors (the “Purchasers”) providing for sale of up to $5,500,000 of Convertible Notes and five-year warrants, including the Exchange Warrants, to purchase such number of shares of Common Stock as shall be issuable upon exercise of the Convertible Notes, at an exercise price equal to $1.20 per share (the “Warrants”). The conversion price of the Convertible Notes is equal to the lesser of $0.80 per share or the closing bid price (as reported on the NASDAQ Capital Market) of the Common Stock on the day prior to conversion of the Convertible Note, but not less than $0.40 per share. The Warrants (prior to exchange for Series E Preferred Stock) are exercisable at a price of $1.20 per share of Common Stock. The Convertible Notes and Warrants sold pursuant to the Unit Purchase Agreements provide for adjustment of the conversion and exercise prices upon the issuance of equity or equity-linked securities of the Company at prices lower than the respective conversion or exercise prices of the Convertible Notes and Warrants, respectively. The Series E Preferred Stock issued upon exchange of the Exchange Warrants does not contain anti-dilution protection upon the issuance of lower priced equity or equity-linked securities by the Company.

The Convertible Notes bear interest at five (5%) percent per annum with interest payable in cash upon maturity or in connection with any voluntary or mandatory conversion. The Convertible Notes are convertible, in whole or in part, into shares of Common Stock at the option of the Noteholders, at any time and from time to time after the date of issuance and until the Convertible Note is no longer outstanding, subject to a 4.99% beneficial ownership limitation. Upon not less than 61 days’ prior notice to the Company, the Noteholder may increase the beneficial ownership limitation, provided that the beneficial ownership limitation in no event exceeds 9.99% of the Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon conversion of the Convertible Notes.

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RISK FACTORS

The combined organization will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement/prospectus/information statement, you should carefully consider the material risks described below before deciding how to vote your shares of stock. In addition, you should read and consider the risks associated with Marathon’s business because these risks may also affect the combined organization — these risks can be found under the heading “Risk Factors — Risks Related to Marathon” in this proxy statement/prospectus/information statement and in Marathon’s Current Report on Form 8-K filed with the SEC November 2, 2017 and other filings and reports by Marathon with the SEC and incorporated by reference into this proxy statement/prospectus/information statement. You should also read and consider the other information in this proxy statement/prospectus/information statement and the other documents incorporated by reference into this proxy statement/prospectus/information statement. Please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus/information statement.

Risks Related to the Merger

The exchange ratio is not adjustable based on the market price of Marathon Common Stock, so the Merger consideration at the closing may have a greater or lesser value than at the time the Merger Agreement was signed.

The Merger Agreement has set the exchange ratio for the GBV capital stock, and the exchange ratio is based on the outstanding capital stock of GBV and the outstanding Common Stock of Marathon, in each case, at the time of execution of the Merger Agreement as described under the heading “The Merger—Merger Consideration.” Any changes in the outstanding capital stock or market price of Marathon Common Stock before the completion of the Merger will not affect the number of shares of Marathon Series C Preferred Stock or Marathon Common Stock issuable to GBVs shareholders pursuant to the Merger Agreement. Therefore, if before the completion of the Merger the market price of Marathon Common Stock declines from the market price on the date of the Merger Agreement, then GBV’s shareholders could receive Merger consideration with substantially lower value than the value of the Merger consideration on the date of the Merger Agreement. Similarly, if before the completion of the Merger the market price of Marathon Common Stock increases from the market price of Marathon’s Common Stock on the date of the Merger Agreement, then GBV’s shareholders could receive Merger consideration with substantially greater value than the value of such Merger consideration on the date of the Merger Agreement. The Merger Agreement does not include a price-based termination right. Because the exchange ratio does not adjust as a result of changes in the outstanding capital stock or market price of Marathon’s Common Stock.

Failure to complete the Merger could significantly harm the market price of Marathon Common Stock and negatively affect the future business and operations of each company.

If the Merger is not completed and the Merger Agreement is terminated expenses are not reimbursable in connection with a termination of the Merger Agreement, each of Marathon and GBV will have incurred significant fees and expenses, such as legal and accounting fees which Marathon and GBV estimate will total approximately $750,000 and $150,000, respectively, which must be paid whether or not the Merger is completed. Further, if the Merger is not completed, it could significantly harm the market price of Marathon’s Common Stock.

In addition, if the Merger Agreement is terminated and the board of directors of Marathon or GBV determines to seek another business combination, there can be no assurance that either Marathon or GBV will be able to find a partner and close an alternative transaction on terms that are as favorable or more favorable than the terms set forth in the Merger Agreement.

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The Merger may be completed even though certain events occur prior to the closing that materially and adversely affect Marathon or GBV.

The Merger Agreement provides that either Marathon or GBV can refuse to complete the Merger. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on Marathon or GBV, including:

●	any effect resulting from the announcement or pendency of the Merger or any related transactions;

●	the taking of any action, or the failure to take any action, by either Marathon or GBV required to comply with the terms of the Merger Agreement;

●	any natural disaster or any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world, or any governmental or other response or reaction to any of the foregoing;

●	general economic or political conditions or conditions generally affecting the industries in which Marathon or GBV, as applicable, operates;

●	any illegality or rejection by a governmental body, of the blockchain or digital asset industry, or changes in the prices of digital assets;

●	any change in accounting requirements, tax treatment or principles or any change in applicable laws, rules, or regulations or the interpretation thereof;

●	with respect to Marathon, any change in the stock price or trading volume of Marathon’s Common Stock excluding any underlying effect that may have caused such change;

●	with respect to GBV, the termination, sublease, or assignment or disruption in the facility arrangements involving Hypertec or other location housing the business or operations of GBV;

●	with respect to Marathon, continued losses from operations or decreases in cash balances of Marathon not materially inconsistent with kind and degree of losses from operations and decreases in cash balances which have occurred since September 30, 2017, unfavorable outcome or commencement of any litigation or claims against Marathon;

●	with respect to Marathon, the winding down of Marathon’s operations not materially inconsistent with the kind and degree of winding down activities which have occurred since September 30, 2017; and

●	with respect to GBV and Marathon, any change in the cash position of GBV or Marathon resulting from operations in the ordinary course of business.

If adverse changes occur and Marathon and GBV still complete the Merger, the market price of the combined organization’s Common Stock may suffer. This in turn may reduce the value of the Merger to the shareholders of Marathon, GBV or both.

Some Marathon and GBV officers and directors have interests in the Merger that are different from yours and that may influence them to support or approve the Merger without regard to your interests.

Certain officers and directors of Marathon and GBV participate in arrangements that provide them with interests in the Merger that are different from yours, including, among others, the continued service as an officer or director of the combined organization, severance benefits, the acceleration of stock option vesting, continued indemnification and the potential ability to sell an increased number of shares of common stock of the combined organization in accordance with Rule 144 under the Securities Act of 1933, as amended (“Securities Act”).

For example, Marathon has entered into certain employment and severance benefits arrangements with certain of its executive officers, including Doug Croxall and Francis Knuettel II, that may result in the receipt by such executive officers of cash severance payments and restricted stock and other benefits, including benefits which become effective upon the closing of the Merger Agreement

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In addition, and for example, certain of GBV’s directors and officers, including Charles Allen and Jesse Sutton, have ownership of GBV capital stock which, at the closing of the Merger, shall be converted into and become shares of Series C Preferred Stock or Common Stock of Marathon, certain of GBV’s directors and officers are expected to become directors and officers of Marathon upon the closing of the Merger, and all of GBV’s directors and officers are entitled to certain indemnification and liability insurance coverage as a result of the closing of the Merger. These interests, among others, may influence the officers and directors of Marathon and GBV to support or approve the Merger.

For more information concerning the interests of Marathon’s and GBV’s officers and directors, see the sections entitled “The Merger—Interests of Marathon Directors and Officers in the Merger” and “The Merger—Interests of GBV Directors and Officers in the Merger” in this proxy statement/prospectus/information statement.

The market price of Marathon’s Common Stock following the Merger may decline as a result of the Merger.

The market price of Marathon’s Common Stock may decline as a result of the Merger for a number of reasons including if:

●	investors react negatively to the prospects of the combined organization, business and financial condition following the Merger;

●	the effect of the Merger on the combined organization’s business and prospects is not consistent with the expectations of financial or industry analysts; or

●	the combined organization does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.

Marathon and GBV shareholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the combined organization is unable to realize the strategic and financial benefits currently anticipated from the Merger, Marathon and GBV’s shareholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined organization is able to realize only part of the expected strategic and financial benefits currently anticipated from the Merger.

During the pendency of the Merger, Marathon and GBV may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

Covenants in the Merger Agreement impede the ability of Marathon and GBV to make acquisitions, subject to certain exceptions relating to fiduciary duties, or to complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during such period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a Merger, sale of assets, or other business combination outside the ordinary course of business with any third party, subject to certain exceptions relating to fiduciary duties. Any such transactions could be favorable to such party’s shareholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of Marathon and GBV from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when such party’s board of directors determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to lead to a superior takeover proposal and that failure to cooperate with the proponent of the proposal would be reasonably likely to be inconsistent with the board’s fiduciary duties. Moreover, even if a party receives what the party’s board of directors determines is a superior proposal, the Merger Agreement does not permit either party to terminate the Merger Agreement to enter into a superior proposal.

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Because the lack of a public market for GBV’s capital stock and notes makes it difficult to evaluate the value of GBV’s capital stock, the shareholders of GBV may receive shares of Marathon’s Series C Preferred Stock or Common Stock in the Merger that have a value that is less than, or greater than, the fair market value of GBV’s capital stock or notes.

The outstanding capital stock of GBV (and the GBV Notes) are privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of GBV. Because the percentage of Marathon’s Series C Preferred Stock or Common Stock to be issued to GBV’s shareholders and the GBV Note holders was determined based on negotiations between the parties, it is possible that the value of Marathon’s Series C Preferred Stock and Common Stock to be received by GBV’s shareholders and note holders will be less than the fair market value of GBV, or Marathon may pay more than the aggregate fair market value for GBV.

If the conditions to the Merger are not met, the Merger will not occur.

Even if the Merger is approved by the shareholders of Marathon and GBV, specified conditions must be satisfied or waived to complete the Merger. These conditions are set forth in the Merger Agreement and described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” in this proxy statement/prospectus/information statement. Marathon and GBV cannot assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the Merger will not occur or will be delayed, and Marathon and GBV each may lose some, or all, of the intended benefits of the Merger.

Risks Related to Marathon

We may not be able to successfully monetize our patents and thus we may fail to realize all of the anticipated benefits of such acquisitions.

There is no assurance that Marathon will be able to continue to successfully acquire, develop or monetize its patent portfolio. The acquisition of patents could fail to produce anticipated benefits or there could be other adverse effects that we do not currently foresee. Failure to successfully monetize our patents would have a material adverse effect on our business, financial condition and results of operations. We have ceased acquiring new patents and have significantly reduced our workforce and activities seeking to monetize patents.

In addition, our patent portfolio is subject to a number of risks, including, but not limited to the following:

●	There is a significant time lag between acquiring a patent portfolio and recognizing revenue from such patent asset. During such time lag, substantial amounts of costs are likely to be incurred that could have a negative effect on our results of operations, cash flows and financial position;

●	The monetization of a patent portfolio is a time consuming and expensive process that may disrupt our operations. If our monetization efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition; and

●	We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through public or private debt or equity financings, borrowings or otherwise. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing shareholders. If we fail to obtain additional working capital, as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.

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Therefore, there is no assurance that the monetization of our patent portfolios will generate enough revenue to recoup our investment.

On October 20, 2017, we closed the First Amendment and Restructuring Agreement with DBD to restructure and replace the obligations of Marathon under that certain Amended and Restated Revenue Sharing and Securities Purchase Agreement, dated January 10, 2017, which was originally entered into on January 29, 2015. Pursuant to the First Amendment and Restructuring Agreement, certain patents were assigned to the newly created special purpose entity, an SPE elected by DBD, which SPE is under the management and control of an affiliate of DBD. As a result, DBD now has full, direct control over the patents under the SPE structure. Our interest of 30% of the SPE may not have any value after the recoupment of DBD’s investment and its costs and expenses. We retain no control over, ownership of, or recourse to, the SPE patents. As a result, we are wholly-dependent on the efforts and experience of DBD, as well as the costs associated with the efforts of DBD, for any recoveries under these patents as to which we do not anticipate receiving any. After creation of the SPE and as of December 15, 2017, we owned 86 patents.

We presently rely upon the patent assets we acquire from other patent owners. If we are unable to monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that our business would fail.

When we commenced our current line of business in 2012, we acquired a portfolio of patent assets from Sampo IP, LLC (“Sampo”), a company affiliated with our Chief Executive Officer, Douglas Croxall, from which we have generated revenue from enforcement activities. On April 16, 2013, we acquired a patent from Mosaid Technologies Incorporated, a Canadian corporation. On April 22, 2013, we acquired a patent portfolio through a Merger between our wholly-owned subsidiary, CyberFone Acquisition Corp., a Texas corporation and CyberFone Systems LLC, a Texas limited liability company (“CyberFone Systems”). In June 2013, in connection with the closing of a licensing agreement with Siemens Technology, Inc. (“Siemens”), we acquired a patent portfolio. In September 2013, we acquired a portfolio from TeleCommunication Systems and an additional portfolio from Intergraph Corporation. In October 2013, we acquired a patent portfolio from TT IP, LLC. In December 2013 we engaged in three transactions: (i) in connection with a licensing agreement with Zhone Technologies Inc., we acquired a portfolio of patents from that company; (ii) we acquired a patent portfolio from Delphi Technologies, Inc.; and (iii) in connection with a settlement and license agreement, we agreed to settle and release a defendant for past and future use of our patents, whereby the defendant agreed to assign and transfer two U.S. patents and rights to us. In May 2014, we acquired ownership rights of Dynamic Advances, LLC, a Texas limited liability company, IP Liquidity Ventures, LLC, a Delaware limited liability company and Sarif Biomedical, LLC, a Delaware limited liability company, all of which hold patent portfolios or contract rights to the revenue generated from patent portfolios. In June 2014, we acquired Selene Communication Technologies, LLC, which holds multiple patents in the search and network intrusion field. In August 2014, we acquired patents from Clouding IP LLC, with such patents related to network and data management technology. In September 2014, we acquired TLI Communications, which owns a single patent in the telecommunication field. In October 2014, we acquired three patent portfolios from MedTech Development, LLC, which owns medical technology patents. In June 2016, one of our subsidiaries, Munitech S.a.r.l. (“Munitech”), acquired two patent portfolios from Siemens covering W-CDMA and GSM cellular technology. In July 2016, one of our subsidiaries, Magnus GmbH (“Magnus”), acquired a patent portfolio from Siemens covering internet-of-things technology. In August 2016, we entered into two transactions. In the first, we acquired a patent portfolio from CPT IP Holdings, LLC covering battery technology and in the second, we entered into a Patent Funding and Exclusive License Agreement with a Fortune 50 company to monetize more than 10,000 patents in a single industry vertical. In September 2016, one of our subsidiaries, Motheye Technologies, LLC (“Motheye”), acquired a patent from Cirrex Systems, LLC, covering LED technology; however, in June 2017, following a decision by Marathon not to enforce such patent, Motheye entered into an agreement whereby such patent held by the subsidiary was assigned back to Cirrex Systems, LLC. In September 2017, Marathon sold Munitech, which included both its assets and its liabilities, in a private transaction to a third party.

Following the closing of the Merger, and giving effect to the SPE, we no longer may generate revenues from our acquired patent portfolios, several of which have been disposed of and others are inactive. If our efforts to generate revenue from these assets fail, we will have incurred significant losses and may be unable to acquire additional assets. If this occurs, our patent monetization business would likely fail.

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We have economic interests in patent portfolios that we do not control and the decision regarding the timing and amount of licenses are held by third parties, which could lead to outcomes materially different than what we intended.

We own contract rights to patent portfolios (including the SPE) over which we do not exercise control and cannot determine when and if, and if so, for how much, the patent owner licenses the patents. This could lead to situations where we have dedicated resources, time and money to portfolios that provide little or no return on our investment. In these situations, we would record a loss on investment and incur losses that contribute to our overall performance and could have a material adverse impact on its financial condition.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our limited managerial, operational and financial resources and systems. Further, as our subsidiary companies’ businesses grow, we will be required to continue to manage multiple relationships. Any further growth by us or our subsidiary companies, or an increase in the number of our strategic relationships, may place additional strain on our managerial, operational and financial resources and systems. Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results would be materially harmed.

We initiate legal proceedings against potentially infringing companies in the normal course of our business and we believe that extended litigation proceedings would be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

To monetize our patent assets, we historically have initiated legal proceedings against potential infringing companies, pursuant to which we may allege that such companies infringe on one or more of our patents. Our viability could be highly dependent on the cost and outcome of the litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation, which failure would substantially harm our business. In addition, the defendants in the litigations are likely to be much larger than us and have substantially more resources than we do, which could make our litigation efforts more difficult and impact the duration of the litigation which would require us to devote our limited financial, managerial and other resources to support litigation that may be disproportionate to the anticipated recovery.

These legal proceedings may continue for several years and may require significant expenditures for legal fees, patent related costs, such as inter-partes review, and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our patent rights or to determine the validity and scope of other party’s patent rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims or commence re-examination proceedings by patenting issuance authorities in an effort to avoid or limit liability and damages for patent infringement, or declare our patents to be invalid or non-infringed. If such defenses or counterclaims are successful, they may preclude our ability to derive revenue from the patents we own. A negative outcome of any such litigation, or an outcome which affects one or more claims contained within any such litigation or invalidating any patents, could materially and adversely impact our business. Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business. We have incurred significant legal expenses in our patent litigation in the past that are liabilities of the Company and may be unable to settle or reduce these expenses, regardless of the outcome of our patent litigation or the inability to license or recover damages from our patents. These liabilities may continue following the Merger and lead to litigation or claims with respect to the payment or collection of legal expenses.

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Variability in intellectual property laws may adversely affect our intellectual property position.

Intellectual property laws, and patent laws and regulations in particular, have been subject to significant variability either through administrative or legislative changes to such laws or regulations or changes or differences in judicial interpretation, and it is expected that such variability will continue to occur. Additionally, intellectual property laws and regulations differ among states, and countries. Variations in the patent laws and regulations or in interpretations of patent laws and regulations in the United States and other countries may diminish the value of our intellectual property and may change the impact of third-party intellectual property on us. Accordingly, we cannot predict the scope of patents that may be granted to us, the extent to which we will be able to enforce our patents against third parties, or the extent to which third parties may be able to enforce their patents against us.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

We may in the future seek to engage in commercial business ventures or seek internal development of new inventions or intellectual property. These activities would require significant amounts of financial, managerial and other resources and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that such initiatives may not yield any viable new business or revenue, inventions or technology, which would lead to a loss of our investment in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would be heavily reliant upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

●	we may be subject to opposition proceedings in the U.S. or foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents issued to us;

●	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have developed; and

●	enforcement of our patents would be complex, uncertain and very expensive.

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We cannot be certain that patents will be issued as a result of any future patent applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may acquire, our continued rights will depend on meeting any obligations to the seller and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material adverse effect on us.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market. We are not actively pursuing any commercialization opportunities or internally generated patents.

Our future success depends on our ability to expand our organization to match the growth of our activities.

As our operations grow, the administrative demands upon us will grow, and our success will depend upon our ability to meet those demands. We are organized as a holding company, with numerous subsidiaries. Both the parent company and each of our subsidiaries require certain financial, managerial and other resources, which could create challenges to our ability to successfully manage our subsidiaries and operations and impact our ability to assure compliance with our policies, practices and procedures. These demands include, but are not limited to, increased executive, accounting, management, legal services, staff support and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of our control. Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business and operating results. Currently, we have limited personnel in our organization to meet our organizational and administrative demands. For example, we have reduced our workforce and have outsourced many services, including our accounting department.

Potential acquisitions may present risks, and we may be unable to achieve the financial or other goals intended at the time of any potential acquisition.

Our future growth may depend in part on our ability to acquire patented technologies, patent portfolios or companies holding such patented technologies and patent portfolios if we determine to again actively pursue patent monetization activities in the future. Such acquisitions are subject to numerous risks, including, but not limited to the following:

●	our inability to enter into a definitive agreement with respect to any potential acquisition, or if we are able to enter into such agreement, our inability to consummate the potential acquisition;

●	difficulty integrating the operations, technology and personnel of the acquired entity including achieving anticipated synergies;

●	our inability to achieve the anticipated financial and other benefits of the specific acquisition;

●	difficulty in maintaining controls, procedures and policies during the transition and monetization process;

●	diversion of our management’s attention from other business concerns; and

●	failure of our due diligence process to identify significant issues, including issues with respect to patented technologies and patent portfolios and other legal and financial contingencies.

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If we are unable to manage these risks effectively as part of any acquisition, our business could be adversely affected.

Our revenues are unpredictable, and this may harm our financial condition.

From November 12, 2012 to the present, our operating subsidiaries have executed our business strategy of acquiring patent portfolios and accompanying patent rights and monetizing the value of those assets. As of December 15, 2017, on a consolidated basis and taking into account the closing of the First Amendment and Restructuring Agreement with DBD, as further described herein, our operating subsidiaries owned 86 patents which include U.S. patents and certain foreign patents, covering technologies used in a wide variety of industries. Our revenues may vary substantially from quarter to quarter, which could make our business difficult to manage, adversely affect our business and operating results, cause our quarterly results to fall below expectations and adversely affect the market price of our Common Stock.

Our patent monetization cycle is lengthy and costly, and our marketing, legal and administrative efforts may be unsuccessful.

We expect significant marketing, legal and administrative expenses prior to generating revenue from monetization efforts. We will also spend considerable time and resources educating defendants on the benefits of a settlement, prior to or during litigation, that may include issuing a license to our patents and patent rights. As such, we may incur significant losses in any particular period before revenue streams commence.

If our efforts to convince defendants of the benefits of a settlement arrangement prior to litigation are unsuccessful, we may need to continue with the litigation process or other enforcement action to protect our patent rights and to realize revenue from those rights. We may also need to litigate to enforce the terms of existing license agreements, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Enforcement proceedings are typically protracted and complex. The costs are typically substantial, and the outcomes are unpredictable. Enforcement actions will divert our managerial, technical, legal and financial resources from business operations.

Our exposure to uncontrollable risks, including new legislation, court rulings or actions by the United States Patent and Trademark Office), could adversely affect our activities including our revenues, expenses and results of operations.

Our patent acquisition and monetization business is subject to numerous risks including new legislation, regulations and rules. If new legislation, regulations or rules are implemented either by Congress, the United States Patent and Trademark Office, or USPTO, the executive branch, or the courts, that impact the patent application process, the patent enforcement process, the rights of patent holders, or litigation practices, such changes could materially and negatively affect our revenue and expenses and, therefore, our results of operations and the overall success of our Company. On March 16, 2013, the Leahy-Smith America Invents Act or the America Invents Act became effective. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual allegedly-infringing parties by their respective individual actions or activities. In addition, the America Invents Act enacted a new inter-partes review, or IPR, process at the USPTO which can be used by defendants, and other individuals and entities, to separately challenge the validity of any patent. These legislative changes, at this time, have had an impact on the costs and effectiveness of our patent monetization and enforcement business.

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In addition, the U.S. Department of Justice, or the DOJ, has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively monetize and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies. Also, the Federal Trade Commission, or FTC, has published its intent to initiate a proposed study under Section 6(b) of the Federal Trade Commission Act to evaluate the patent assertion practice and market impact of Patent Assertion Entities, or PAEs.

Finally, judicial rules regarding the burden of proof in patent enforcement actions could substantially increase the cost of our enforcement actions and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

The report of our independent registered public accounting firm expresses substantial doubt about Marathon’s ability to continue as a going concern.

Our auditors have indicated in their report on Marathon’s financial statements for the fiscal year ended December 31, 2016 that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. A “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment. We anticipate that our auditors for our 2017 fiscal year will also provide a “going concern” qualification in connection with their report.

Changes in patent laws could adversely impact our business.

Patent laws and judicial decisions or procedures may continue to change and may alter the historically consistent protections afforded to owners of patent rights. Such changes may not be advantageous for us and may make it more difficult for us to obtain adequate patent protection to enforce our patents against infringing parties. Increased focus on the growing number of patent-related lawsuits may result in legislative changes that increase our costs and related risks of asserting patent enforcement actions. For example, in May 2017, the United States Supreme Court reversed a ruling by a federal appeals court that handles patent cases, which had ruled since 1990 that suits could be filed essentially anywhere a business sold products, and held that patent suits should be filed in the state where the defendant is incorporated for patent infringement venue purposes. This could make it more difficult to seek damages for infringement.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patent rights.

It is difficult to predict the outcome of litigation, particularly patent enforcement litigation. It is often difficult for juries and trial judges to understand complex, patented technologies and, as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed final non-appealable judgments that can require payment of damages to Marathon. Although we diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions that may be made by juries and trial courts.

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More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

We hold and continue to acquire pending patents in the application or review phase. We believe there is a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in monetizing such patents which could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

The length of time required to litigate an enforcement action is increasing.

Our patent enforcement actions are almost exclusively prosecuted in federal court. Federal trial courts that hear our patent enforcement actions also hear criminal and other cases. Criminal cases always take priority over our actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil and criminal proceedings and, as a result, we believe that the risk of delays in our patent enforcement actions has grown and will continue to grow and will increasingly affect our business in the future unless this trend changes.

Any reductions in the funding of the USPTO could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

Our ownership or acquisition of pending patent applications before the USPTO is subject to funding and other risks applicable to a government agency. The value of our patent portfolio is dependent, in part, on the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an unexpected increase in our expenses.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, are often time consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and may be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs. While we will seek to conduct sufficient due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have proper title to those assets. In those cases, we may be required to spend significant resources to defend our ownership interest in the patent assets and, if we are not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in the assets.

We may also identify patent or other patent assets that cost more than we are prepared to spend. We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us. These higher costs could adversely affect our operating results and, if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our companies may adopt our patented technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

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In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have substantially greater cash resources than we have. In addition, any failure to satisfy any debt repayment obligations that we may incur, may result in adverse consequences to our operating results.

Any failure to maintain or protect our patent assets could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our business and compete in the patent market largely depends on the superiority, uniqueness and value of our acquired patent assets. To protect our proprietary rights, we rely on and will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements, common interest agreements and agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain the value of our assets will be successful.

Following the acquisition of patent assets, we will likely be required to spend significant time and resources to maintain the effectiveness of such assets by paying maintenance fees and making filings with the USPTO. We may acquire patent assets, including patent applications that require us to spend resources to prosecute such patent applications with the USPTO. Moreover, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our core business activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

●	our patent applications, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

●	issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;

●	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

●	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

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We expect that we will be substantially dependent on a concentrated number of licensees. If we are unable to establish, maintain or replace our relationships with licensees and develop a diversified licensee base, our revenues may fluctuate, and our growth may be limited.

A significant portion of our patent monetization revenues will be generated from a limited number of licensees and licenses to such licensees. For the year ended December 31, 2016, the five largest licenses accounted for approximately 97% of our revenue. Some of these licenses were transferred to the SPE with DBD. There can be no guarantee that we will be able to obtain additional licenses for Marathon’s patents, or if we are able to do so, that the licenses will be of the same or larger size allowing us to sustain or grow our revenue levels, respectively. If we are not able to generate licenses from the limited group of prospective licensees that we anticipate may generate a substantial majority of our revenues in the future, or if they do not generate revenues at the levels or at the times that we anticipate, our ability to maintain or grow our revenues and our results of operations will be adversely affected.

Risks Related to Marathon’s Indebtedness

Our cash flows and capital resources may be insufficient to make required payments on our indebtedness and future indebtedness.

As of December 15, 2017, we have $4,053,948 of indebtedness outstanding. Our indebtedness could have important consequences to our shareholders. For example, it could:

●	make it difficult for us to satisfy our debt obligations;

●	make us more vulnerable to general adverse economic and industry conditions;

●	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;

●	expose us to interest rate fluctuations because the interest rate on the debt under our existing credit facility is variable;

●	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

●	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

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In addition, our ability to make payments or refinance our obligations depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

●	economic and demand factors affecting our industry;

●	pricing pressures;

●	increased operating costs;

●	competitive conditions; and

●	other operating difficulties.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

We may incur additional indebtedness in the future. Any incurrence of additional indebtedness would intensify the risks described above.

Risks Relating to Marathon’s Stock

Exercise or conversion of warrants and other convertible securities will dilute shareholder’s percentage of ownership.

We have issued convertible securities, options and warrants to purchase shares of our Common Stock to our officers, directors, consultants and certain shareholders. In the future, we may grant additional options, warrants and convertible securities. The exercise, conversion or exchange of options, warrants or convertible securities, including for other securities, will dilute the percentage ownership of our shareholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert such options, warrants and convertible securities at a time when we would be able to obtain additional equity capital on terms more favorable than such securities or when our Common Stock is trading at a price higher than the exercise or conversion price of the securities. The exercise or conversion of outstanding warrants, options and convertible securities will have a dilutive effect on the securities held by our shareholders. We have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such exchange.

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Our Common Stock may be delisted from The NASDAQ Capital Market (“NASDAQ”) if we fail to comply with continued listing standards.

Our Common Stock is currently traded on NASDAQ under the symbol “MARA”. If we fail to meet any of the continued listing standards of NASDAQ, our Common Stock could be delisted from NASDAQ. We will be required to meet the more stringent requirements for an initial listing on NASDAQ in connection with the Merger in order for our Common Stock to continue to be listed on NASDAQ. During 2017 Marathon received multiple notices regarding failure to meet several continued listing standards, including $1.00 minimum closing bid price and $2.5 million stockholders’ equity requirements, which were subsequently satisfied. We have not held our 2017 annual meeting and, if an annual meeting is not held or an extension is not obtained from NASDAQ we will not be in compliance with the NASDAQ listing standards. Our repeated failures may impact our ability to continue to list our shares for trading on NASDAQ or to obtain approval of any initial listing application in connection with any acquisitions or other changes that require review and approval by NASDAQ. The continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;

●	stockholders’ equity of $2.5 million;

●	500,000 shares of publicly-held Common Stock with a market value of at least $1 million;

●	300 round-lot stockholders; and

●	compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

The initial listing standards Marathon will be required to satisfy in order to obtain approval to continue to have its Common Stock approved for listing on The NASDAQ Capital Market following the closing of the Merger, in addition to satisfaction of NASDAQ’s corporate governance requirements and satisfaction of NASDAQ’s discretionary authority, will include:

●	$4 minimum closing bid price;
●	$4 or $5 million stockholders equity;
●	$5 or $15 million market value of publicly held shares;
●	2 year operating history;
●	$50 million of market value of listed securities;
●	$750,000 of net income from continuing operations
●	1 million publicly held shares;
●	300 round lot holders; and
●	3 market makers.

Our Common Stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our Common Stock.

There has been limited trading in our Common Stock and there can be no assurance that an active trading market in our Common Stock will either develop or be maintained. Our Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our Common Stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Common Stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our will be stable or appreciate over time.

Holders of our Common Stock will experience immediate and substantial dilution upon the conversion of Marathon’s outstanding preferred stock, convertible notes, for which certain underlying shares are registered herein, and the exercise of Marathon’s outstanding options and warrants, for which the underlying shares are not being registered herein.

As of December 15, 2017:

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●	448,775 shares of our Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $16.22 per share;

●	869,394 shares of our Common Stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.90;

●	1 share of Common Stock issuable upon conversion of 1 outstanding share of Series B Preferred Stock;

●	5,480,649 shares of Common Stock issuable upon conversion of 5,480.65 outstanding shares of Series E Preferred Stock;

●	up to 5,067,435 shares of Common Stock issuable upon conversion of $4,053,948 in outstanding convertible notes.

●	300,000 shares of Common Stock issuable to members of the Company’s Board of Directors and advisors.

●	126,674,557 shares of Common Stock issuable upon the closing of the Merger.

Assuming full conversion of the GBV Series A Stock and the GBV Notes and exercise of all outstanding options and warrants, and the issuance of the shares pursuant to the Merger, the number of shares of our Common Stock outstanding will increase by 138,840,811 shares of Common Stock from 11,123,235 shares of Common Stock outstanding as of December 15, 2017, to 149,964,046 shares of Common Stock outstanding, after giving effect to the above conversions and exercises, including the closing of the Merger.

Our stock price may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	sales of our Common Stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments; and

●	economic and other external factors.

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In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We have never paid nor, do we expect in the near future to pay cash dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock for the foreseeable future. While it is possible that we may declare a dividend after a large settlement, investors should not rely on such a possibility, nor should they rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our Common Stock would only come from rise in the market price of our Common Stock, which is uncertain and unpredictable.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell substantial amounts of our Common Stock in the public market upon the expiration of any statutory holding period or lockup agreements, under Rule 144, or issued upon the exercise of outstanding warrants or other convertible securities, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of our restricted Common Stock will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Because we became a public company in 2011 by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Marathon having become a public company in 2011 through a reverse merger. Securities analysts of major brokerage firms may not provide coverage of reverse merger companies since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our Common Stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to generate investor awareness. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third parties based upon publicly-available information concerning us. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors. Investor awareness activities may also be suspended or discontinued which may impact the trading market of our Common Stock.

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Risks Related to the Business of GBV Upon Completion of the Merger

GBV may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend on, among other things, the ability of GBV to integrate and combine ours and GBV’s respective businesses in a manner that realizes anticipated synergies and exceeds the projected stand-alone cost savings and revenue growth trends identified by us and GBV. After the Merger, GBV expects to benefit from significant cost synergies at both the business and corporate levels that will exceed the cost reductions achievable by Marathon and GBV through their stand-alone cost reduction programs. Such cost synergies are expected to be driven by integrating corporate functions, reducing technology spending by optimizing IT infrastructure, using centers of excellence in cost-competitive locations and optimizing real estate and other costs.

However, GBV must successfully combine the businesses of Marathon and GBV in a manner that permits these cost savings and synergies to be realized. In addition, GBV must achieve the anticipated savings and synergies in a timely manner and without adversely affecting current revenues and investments in future growth. If GBV is not able to successfully achieve these objectives, or the cost to achieve these synergies is greater than expected, then in either case the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected.

A variety of factors may adversely affect GBV’s ability to realize the currently expected operating synergies, savings and other benefits of the Merger, including the failure to successfully optimize GBV’s facilities footprint, the inability to leverage existing customer relationships, the failure to identify and eliminate duplicative programs, and the failure to otherwise integrate Marathon’s and GBV’s respective businesses, including their technology platforms.

Combining our business with GBV’s business may be more difficult, costly or time-consuming than expected, which may adversely affect GBV’s results and negatively affect the value of its Common Stock following the Merger.

We have entered into the Merger Agreement with GBV because each believes that the Merger will be beneficial to its respective company and stockholders or shareholders, as applicable, and that combining our business with GBV’s business will produce benefits and cost savings. However, Marathon and GBV have historically operated as independent companies and will continue to do so until the completion of the Merger. Following the completion of the Merger, GBV’s management will need to integrate Marathon’s and GBV’s respective businesses. The combination of two independent businesses is a complex, costly and time-consuming process and the management of GBV may face significant challenges in implementing such integration, many of which may be beyond the control of management, including, without limitation:

●	latent impacts resulting from the diversion of the respective management team’s attention from ongoing business concerns as a result of the devotion of management’s attention to the Merger and performance shortfalls at one or both of the companies;

●	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects;

●	the possibility of faulty assumptions underlying expectations regarding the integration process;

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●	unanticipated issues in integrating information technology, communications programs, financial procedures and operations, and other systems, procedures and policies;

●	difficulties in managing GBV, addressing differences in business culture and retaining key personnel;

●	unanticipated changes in applicable laws and regulations;

●	managing tax costs or inefficiencies associated with integrating the operations of GBV;

●	coordinating geographically separate organizations; and

●	unforeseen expenses or delays associated with the Merger.

Some of these factors will be outside of our control and GBV and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue which could materially impact our business, financial conditions and results of operations. The integration process and other disruptions resulting from the Merger may also adversely affect GBV’s relationships with employees, suppliers, customers, distributors, licensors and others with whom Marathon and GBV have business or other dealings, and difficulties in integrating the businesses or regulatory functions of Marathon and GBV could harm the reputation of GBV.

If GBV is not able to successfully combine the businesses of Marathon and GBV in an efficient, cost-effective and timely manner, the anticipated benefits and cost savings of the Merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of our Common Stock, the revenues, levels of expenses and results of operations may be affected adversely. If GBV is not able to adequately address integration challenges, GBV may be unable to successfully integrate Marathon’s and GBV’s operations or realize the anticipated benefits of the transactions contemplated by the Merger Agreement.

We have incurred and expect to incur additional significant costs in connection with the integration of GBV.

There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Merger. While both we and GBV have assumed that a certain level of expenses would be incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, there are many factors beyond their control that could affect the total amount of, or the timing of, anticipated expenses with respect to the integration and implementation of the combined businesses.

There may also be additional unanticipated significant costs in connection with the Merger that GBV may not recoup. These costs and expenses could reduce the benefits and additional income we expect to achieve from the Merger. Although we expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

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If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management and attract new key personnel. Currently, we have not engaged any employee and none of its directors are experienced with blockchain or digital asset (cryptocurrency) businesses. We intend to seek to engage officers and employees and appoint directors with experience in blockchain and digital asset technologies in the future, including associated with GBV upon closing of the Merger Agreement. There can be no assurance we will be able to attract or retain any personnel, directors or officers with suitable experience to pursue our goals.

On November 1, 2017, we entered into an amendment (the “Retention Amendment”) with Doug Croxall, Marathon’s Chief Executive Officer, amending the Retention Agreement dated August 22, 2017, which was amended and restated on August 30, 2017. Pursuant to the Retention Amendment, Mr. Croxall’s monthly base compensation was adjusted to $30,000 per month through December 31, 2017. Upon execution of the Merger Agreement, 50% of Mr. Croxall’s remaining retention bonus, in the amount of $187,500, was paid to Mr. Croxall, with the remainder to be paid upon the closing of the Merger Agreement. Mr. Croxall continues to serve as our Chief Executive Officer but is expected to resign effective December 31, 2017, although we may seek to enter into a new arrangement with Mr. Croxall for continued service. There can be no assurance that we will be able to retain a qualified individual for the position of Chief Executive Officer. We intend to seek a replacement Chief Executive Officer from GBV, however there can be no assurance that a suitable executive can be retained.

On August 30, 2017, we entered into a Retention Agreement with Mr. Francis Knuettel, II (the “Knuettel Retention Agreement”), pursuant to which the employment agreement with Mr. Knuettel and us was terminated. Mr. Knuettel presently serves as our Chief Financial Officer. After the closing of the Merger with GBV, Mr. Knuettel may no longer be engaged by us to serve as Chief Financial Officer, although we may seek to enter into a new arrangement with Mr. Knuettel for continued service. There can be no assurance that we will be able to retain a qualified executive for the position of Chief Financial Officer.

We may not be successful in attracting, assimilating and retaining our employees in the future. We are competing for employees against companies that are more established than we are and that have the ability to pay more cash compensation than we do. Additionally, the business of blockchain and digital assets (cryptocurrency) are new and evolving and a shortage of skilled employees in these industries may make it difficult or costly to attract and retain suitable candidates.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. Internal controls associated with blockchain and digital assets (cryptocurrency) are new and evolving with many unknowns, and with a history of fraud and theft. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

As a result of its internal control assessment, we determined there is a material weakness with respect to segregation of duties.

We determined that there is a material weakness in its internal controls with respect to the financial reporting and closing process, resulting from a lack of segregation of duties and evidence of control review. Since we have few employees, most of whom have no involvement in our financial controls and reporting, we are unable to sufficiently distribute reporting and accounting to tasks across enough individuals to ensure that we do not have a material weakness in its financial reporting system.

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Risks Related to GBV and Digital Assets After the Merger

GBV has an evolving business model.

As digital assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. Very recently, the Commission issued a Report that promoters that use initial coin offerings or token sales to raise capital may be engaged in the offer and sale of securities in violation of the Securities Act and the Exchange Act. This may cause us to potentially change our future business in order to comply fully with the federal securities laws as well as applicable state securities laws. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time we may modify aspects of our business model. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

Since there has been limited precedence set for financial accounting of digital assets other than digital securities, it is unclear how we will be required to account for digital asset transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets other than digital securities, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

The further development and acceptance of digital asset networks and other digital assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital asset systems may adversely affect an investment in us.

Digital assets such as bitcoins and ether, that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the digital asset networks are prominent, but not unique, parts. The growth of the digital asset industry in general, and the digital asset networks of bitcoin and ether in particular, are subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include:

●	continued worldwide growth in the adoption and use of bitcoins and other digital assets;

●	government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the digital asset network or similar digital assets systems;

●	the maintenance and development of the open-source software protocol of the bitcoin network and ether network;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	general economic conditions and the regulatory environment relating to digital assets; and
●	the impact of regulators focusing on digital assets and digital securities and the costs associated with such regulatory oversight.

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A decline in the popularity or acceptance of the digital asset networks of bitcoin or ether, or similar digital asset systems, could adversely affect an investment in us.

If we acquire digital securities, even unintentionally, we may violate the Investment Company Act of 1940 and incur potential third-party liabilities

As this prospectus discloses, there is an increased regulatory examination of digital assets and digital securities. This has led to regulatory and enforcement activities. In order to limit our acquisition of digital securities to stay within the 40% threshold, we will examine the manner in which digital assets were initially marketed to determine if they may be deemed digital securities and subject to federal and state securities laws. Even if we conclude that a particular digital asset such as ether or bitcoin is not a security under the Securities Act, certain states including California take a stricter view of the term “investment contract” which means the digital asset may have violated applicable state securities laws. This will result in increased compliance costs and legal fees. If our examination of a digital asset is incorrect, we may incur regulatory penalties and private investor liabilities.

Currently, there is relatively small use of digital assets in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, digital assets and the blockchain networks on which they exist have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets, and use of digital assets by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of such digital assets. A lack of expansion of digital assets into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of all or any digital asset, either of which could adversely impact an investment in us.

Significant contributors to all or any digital asset network could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect an investment in us.

For example, with respect to bitcoins network, a small group of individuals contribute to the Bitcoin Core project on GitHub.com. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the bitcoin network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the bitcoin network install such software upgrade(s), the bitcoin network would be subject to new protocols and software that may adversely affect an investment in the Shares. In the event a developer or group of developers proposes a modification to the bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a “hard fork.” In such a case, the “hard fork” in the blockchain could materially and adversely affect the perceived value of digital assets as reflected on one or both incompatible blockchains, which may adversely affect an investment in us.

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Forks in a digital asset network may occur in the future which may affect the value of digital assets held by us.

For example, on August 1, 2017 bitcoin’s blockchain was forked and Bitcoin Cash was created. The fork resulted in a new blockchain being created with a shared history, and a new path forward. Bitcoin Cash has a block size of 8mb and other technical changes. On October 24, 2017, bitcoin’s blockchain was forked and Bitcoin Gold was created. The fork resulted in a new blockchain being created with a shared history, and new path forward, Bitcoin Gold has a different proof of work algorithm and other technical changes. The value of the newly created Bitcoin Cash and Bitcoin Gold may or may not have value in the long run and may affect the price of bitcoin if interest is shifted away from bitcoin to the newly created digital assets. The value of bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of bitcoin could be materially reduced if existing and future forks have a negative effect on bitcoin’s value. If a fork occurs on a digital asset network which we are mining or hold digital assets in it may have a negative effect on the value of the digital asset and may adversely affect an investment in us.

For example, the open-source structure of the bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the bitcoin network and an investment in us.

The bitcoin network for example operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, bitcoin is not represented by an official organization or authority. As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network which we are mining on may adversely affect an investment in us.

If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the bitcoin network or ether network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network, including the bitcoin network or ether network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the digital asset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect an investment in us.

For example, in late May and early June 2014, a mining pool known as GHash.io approached and, during a 24- to 48-hour period in early June may have exceeded, the threshold of 50 percent of the processing power on the bitcoin network. To the extent that GHash.io did exceed 50 percent of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40 percent of the processing power on the bitcoin network.

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The approach towards and possible crossing of the 50 percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of digital asset transactions. To the extent that the digital assets ecosystems do not act to ensure greater decentralization of digital asset mining processing power, the feasibility of a malicious actor obtaining in excess of 50 percent of the processing power on any digital asset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

If the award of digital assets for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on any digital asset network could increase the likelihood of a malicious actor obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on such network or the blockchain, potentially permitting such actor to manipulate the blockchain in a manner that adversely affects an investment in us.

As the award of new digital assets for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. For example, the current fixed reward on the bitcoin network for solving a new block is twelve and a half (12.5) bitcoins per block; the reward decreased from twenty-five (25) bitcoin in July 2016. It is estimated that it will halve again in about four (4) years. This reduction may result in a reduction in the aggregate hashrate of the bitcoin network as the incentive for miners will decrease. Moreover, miners ceasing operations would reduce the aggregate hashrate on the bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the bitcoin network more vulnerable to a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate on the bitcoin network. Periodically, the bitcoin network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the bitcoin network protocol.

Marathon believes that from time to time there will be further considerations and adjustments to the bitcoin network, and others, including the ether network, regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on digital asset networks could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of any digital asset network may negatively impact the value of digital assets, which will adversely impact an investment in us.

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To the extent that the profit margins of digital asset mining operations are not high, operators of digital asset mining operations are more likely to immediately sell their digital assets earned by mining in the digital asset exchange market, resulting in a reduction in the price of digital assets that could adversely impact an investment in us.

Over the past two years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation servers. Currently, new processing power brought onto the digital asset networks is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated machines. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell digital assets earned from mining operations on the digital asset exchange market, whereas it is believed that individual miners in past years were more likely to hold newly mined digital assets for more extended periods. The immediate selling of newly mined digital assets greatly increases the supply of digital assets on the digital asset exchange market, creating downward pressure on the price of each digital asset.

The extent to which the value of digital assets mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined digital assets rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the digital asset exchange market more rapidly, thereby potentially reducing digital asset prices. Lower digital asset prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of digital assets until mining operations with higher operating costs become unprofitable and remove mining power from the respective digital asset network. The network effect of reduced profit margins resulting in greater sales of newly mined digital assets could result in a reduction in the price of digital assets that could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that digital asset network, which could adversely impact an investment in us.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all digital asset networks, which could adversely impact an investment in us.

The acceptance of digital asset network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in any digital asset network could result in a “fork” in the respective blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked blockchains could adversely impact an investment in us.

Digital asset networks are open source projects and, although there is an influential group of leaders in, for example, the bitcoin network community known as the “Core Developers,” there is no official developer or group of developers that formally controls the bitcoin network. Any individual can download the bitcoin network software and make any desired modifications, which are proposed to users and miners on the bitcoin network through software downloads and upgrades, typically posted to the bitcoin development forum on GitHub.com. A substantial majority of miners and bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the bitcoin network. Since the bitcoin network’s inception, changes to the bitcoin network have been accepted by the vast majority of users and miners, ensuring that the bitcoin network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the bitcoin network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of bitcoin network software, a fork in the blockchain could develop and two separate bitcoin networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “bitcoin” network). Such a fork in the blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged. This kind of split in the bitcoin network could materially and adversely impact an investment in us and, in the worst case scenario, harm the sustainability of the bitcoin network’s economy.

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Intellectual property rights claims may adversely affect the operation of some or all digital asset networks.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in some or all digital asset networks’ long-term viability or the ability of end-users to hold and transfer digital assets may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing some or all digital asset networks or holding or transferring their digital assets. As a result, an intellectual property claim against us or other large digital asset network participants could adversely affect an investment in us.

The digital asset exchanges on which digital assets trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the digital asset exchanges representing a substantial portion of the volume in digital asset trading are involved in fraud or experience security failures or other operational issues, such digital asset exchanges’ failures may result in a reduction in the price of some or all digital assets and can adversely affect an investment in us.

The digital asset exchanges on which the digital assets trade are new and, in most cases, largely unregulated. Furthermore, many digital asset exchanges (including several of the most prominent USD denominated digital asset exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading.

For example, over the past 4 years, a number of bitcoin exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin exchanges. While smaller bitcoin exchanges are less likely to have the infrastructure and capitalization that make larger bitcoin exchanges more stable, larger bitcoin exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Further, the collapse of the largest bitcoin exchange in 2014 suggests that the failure of one component of the overall bitcoin ecosystem can have consequences for both users of a bitcoin exchange and the bitcoin industry as a whole.

More recently, the Wall Street Journal has reported that China will shut down bitcoin exchanges and other virtual currency trading platforms. The article reported that China has accounted for the bulk of global bitcoin trading.

A lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the digital asset networks and result in greater volatility in digital asset values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us.

Political or economic crises may motivate large-scale sales of digital assets, which could result in a reduction in some or all digital assets’ values and adversely affect an investment in us.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of digital assets either globally or locally. Large-scale sales of digital assets would result in a reduction in their value and could adversely affect an investment in us.

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Demand for ether and bitcoin is driven, in part, by their status as the two most prominent and secure digital assets. It is possible that digital assets other than ether and bitcoin could have features that make them more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for ether and bitcoin, which could have a negative impact on the price of ether and bitcoin and adversely affect an investment in us.

Bitcoins and ether, as assets, hold “first-to-market” advantages over other digital assets. This first-to-market advantage is driven in large part by having the largest user bases and, more importantly, the largest combined mining power in use to secure their respective blockchains and transaction verification systems. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

As of November 21, 2017, there were over 1,300 alternate digital assets tracked by CoinMarketCap, having a total market capitalization (including the market capitalization of ether and bitcoin) of approximately $245 billion, using market prices and total available supply of each digital asset. This included digital assets using a “proof of work” mining structure similar to bitcoin, and those using a “proof of stake” transaction verification system that is different than bitcoin’s mining system (e.g., Peercoin, Bitshares and NXT). As of November 21, 2017, bitcoin’s $138 billion market capitalization was approximately four (4) times the size of the $35 billion market cap of ether, the second largest proof-of-work digital asset. Despite the marked first-mover advantage of the bitcoin network over other digital asset networks, it is possible that another digital asset could become materially popular due to either a perceived or exposed shortcoming of the bitcoin network protocol that is not immediately addressed by the bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into bitcoin. If a digital asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce bitcoin’s market share as well as other digital assets we may become involved in and have a negative impact on the demand for, and price of, such digital assets and could adversely affect an investment in us.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our bitcoins.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. We rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. Our digital assets will also be moved to various exchanges in order to exchange them for fiat currency during which time we’ll be relying on the security of such exchanges to safeguard our digital assets. We believe that it may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that either Bitgo Inc. or we are unable to identify and mitigate or stop new security threats, our digital assets may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in us.

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Security threats to us could result in, a loss of our digital assets, or damage to the reputation and our brand, each of which could adversely affect an investment in us.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the digital asset exchange markets, for example since the launch of the bitcoin network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our digital assets. Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, it may become a more appealing target for security threats such as hackers and malware.

We primarily rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, Bitgo Inc.’s security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by us. Our digital assets will also be stored with exchanges such as Kraken, Bitfinex, Itbit and Coinbase and others prior to selling them.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

A loss of confidence in our security system, or a breach of our security system, may adversely affect us and the value of an investment in us.

We will take measures to protect us and our digital assets from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our digital assets. A security breach could harm our reputation or result in the loss of some or all of our digital assets. A resulting perception that our measures do not adequately protect our digital assets could result in a loss of current or potential shareholders, reducing demand for our Common Stock and causing our shares to decrease in value.

Digital Asset transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could adversely affect an investment in us.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the respective digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of digital assets will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our digital assets could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company digital assets. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.

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GBV’s digital assets may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of GBV’s digital assets could be lost, stolen or destroyed. We believe that GBV’s digital assets will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our digital assets. Although we primarily utilize Bitgo Inc.’s enterprise multi-signature storage solution, to minimize the risk of loss, damage and theft, we cannot guarantee that it will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to GBV’s digital assets could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect GBV’s operations and, consequently, an investment in us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our digital assets for which no person is liable.

The digital assets held by us are not insured. Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

Digital assets held by us are not subject to FDIC or SIPC protections.

We do not hold our digital assets with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our digital assets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

We may not have adequate sources of recovery if our digital assets are lost, stolen or destroyed.

If our digital assets are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.

The sale of our digital assets to pay expenses at a time of low digital asset prices could adversely affect an investment in us.

We may sell our digital assets to pay expenses on an as-needed basis, irrespective of then-current prices. Consequently, our digital assets may be sold at a time when the prices on the respective digital asset exchange market are low, which could adversely affect an investment in us.

Regulatory changes or actions may restrict the use of bitcoins or the operation of the bitcoin network in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward bitcoin and the bitcoin network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, the Commission, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market.

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On July 25, 2017, the Commission issued its Report of Investigation, or “Report,” which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of ether, which is a prominent digital asset. The Report emphasized that whether a digital asset is a security is based on the facts and circumstances. Although our activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the Commission will not take enforcement action against us in the future including for the sale of unregistered securities in violation of the Securities Act or acting as an unregistered investment company in violation of the Investment Company Act. The Commission has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. More recently, the Commission suspended trading in three digital asset public companies. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations. Also of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value” that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a U.S. or foreign government or quasi-governmental agency exerts regulatory authority over the bitcoin or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a bitcoin exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC. In 2017, the CFTC stated that it would consider bitcoin and other virtual currencies as commodities or derivatives depending on the facts of the offering. The CME Group announced that it will permit trading of bitcoin futures on its exchanges as early as December 2017.

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Local state regulators such as the New York State Department of Financial Services, or NYSDFS, have also initiated examinations of bitcoin, the bitcoin network and the regulation thereof. In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill which indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

Digital assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the bitcoin network and bitcoin users.

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Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to bitcoin, forcing a ten (10%) percent markup on top of market price, essentially preventing the operation of any bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of bitcoin exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based bitcoin exchanges. In response to the Chinese regulator’s oversight, the three largest China-based bitcoin exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. On August 24, 2017, Canada issued guidance stating the sale of cryptocurrency may constitute an investment contract in accordance with Canadian law for determining if an investment constitutes a security. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Russia recently issued several releases indicating they may begin regulating bitcoin and licensing miners and entities engaging in initial coin offerings. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other digital assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. In September 2017 Japan began regulating bitcoin exchanges and registered several such exchanges to operate within Japan. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the bitcoin network and its users, particularly bitcoin exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the bitcoin economy. On September 4, 2017, reports were published that China may begin prohibiting the practice of using cryptocurrency for capital fundraising. Additional reports have surfaced that China is considering regulating bitcoin exchanges by enacting a licensing regime wherein bitcoin exchanges may legally operate. In September 2017, the Financial Services Commission of South Korea released a statement that initial coin offerings would be prohibited as a fundraising tool. In June 2017, India’s government ruled in favor of regulating bitcoin and India’s ministry of Finance is currently developing rules for such regulation. Australia has previously introduced legislation to regulate bitcoin exchanges and increase anti-money laundering policies.

The effect of any future regulatory change on us, bitcoins, or other digital assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

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It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries, and ownership of, holding or trading in our securities may also be considered illegal and subject to sanction.

Although currently digital assets are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use digital assets or to exchange digital assets for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent Marathon decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease Marathon’s operations. Any termination of certain Company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of Marathon cause it to be deemed a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, Marathon may be required to comply with FinCEN regulations, including those that would mandate Marathon to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the activities of Marathon cause it to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which Marathon operates, Marathon may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. Marathon will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause Marathon to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, Marathon and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If Marathon is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate Marathon. Any such action may adversely affect an investment in us.

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Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the Commission, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. This would likely have a material adverse effect on us and investors may lose their investment.

Current and future legislation and the Commission rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. The Commission’s July 25, 2017 Report expressed its view that digital assets may be securities depending on the facts and circumstances. As of the date of this prospectus, we are not aware of any rules that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

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To the extent that digital assets including ether, bitcoins and other digital assets we may own are deemed by the Commission to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude ether, bitcoins and other digital assets we may own are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. As stated earlier in this prospectus, some states including California define the term “investment contract” more strictly than the Commission. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action would likely adversely affect an investment in us and investors may suffer a complete loss of their investment.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as ether and bitcoin should be treated and taxed as property, and that transactions involving the payment of ether or bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as ether or bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of digital assets such as ether or bitcoin for state income tax purposes. Furthermore, they defined digital assets such as ether or bitcoin to be a form of “intangible property,” meaning the purchase and sale of ether or bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as ether or bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of ether or bitcoin, generally; in either case potentially having a negative effect on prices in the digital asset exchange market and may adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat digital assets such as ether or bitcoin differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of ether or bitcoin users imposes onerous tax burdens on ether or bitcoin users, or imposes sales or value added tax on purchases and sales of ether or bitcoin for fiat currency, such actions could result in decreased demand for ether or bitcoins in such jurisdiction, which could impact the price of ether, bitcoin or other digital assets and negatively impact an investment in our Company.

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Risks Related to GBV’s Mining Business

The loss or destruction of a private key required to access a digital asset may be irreversible. Our loss of access to our private keys or our experience of a data loss relating to our Company’s digital assets could adversely affect an investment in our Company.

Digital assets are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the digital assets are held. We are required by the operation of digital asset networks to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the respective network. We safeguard and keep private the private keys relating to our digital assets by primarily utilizing Bitgo Inc.’s enterprise multi-signature storage solution; to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the digital assets held by it and the private key will not be capable of being restored by the respective Digital Asset network. Any loss of private keys relating to digital wallets used to store our digital assets could adversely affect an investment in us.

If the award of digital assets for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running data center operations it may have adverse effects on an investment in us.

If the award of new digital assets for solving blocks declines and transaction fees are not sufficiently high, we may not have an adequate incentive to continue our mining operations, which may adversely impact an investment in us.

As the number of digital assets awarded for solving a block in the blockchain decreases, the incentive for miners to continue to contribute processing power to the respective digital asset network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for digital assets and prevent the expansion of the digital asset networks to retail merchants and commercial businesses, resulting in a reduction in the price of digital assets that could adversely impact an investment in us.

In order to incentivize miners to continue to contribute processing power to any digital asset network, such network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the digital asset network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for digital asset transactions become too high, the marketplace may be reluctant to accept digital assets as a means of payment and existing users may be motivated to switch from one digital asset to another digital asset or back to fiat currency. Decreased use and demand for bitcoins or ether that we have accumulated may adversely affect their value and may adversely impact an investment in us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” within this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of Common Stock by the selling stockholders.

DESCRIPTION OF SECURITIES

Common Stock

We have 250,000,000 authorized shares of capital stock, par value $0.0001 per share, consisting of 200,000,000 authorized shares of Common Stock and 50,000,000 authorized shares of “blank-check” preferred stock.

As of December 15, 2017, 11,123,235 shares of Common Stock were issued and outstanding. The holders of our Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of our affairs. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of our directors.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Series B Preferred Stock

As of December 15, 2017, 1 share of Series B Preferred Stock was issued and outstanding. The terms of the Series B Preferred Stock are summarized below:

Rank. The Series B Preferred Stock will rank junior to the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), though there are no shares of Series A Preferred Stock currently outstanding.

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Dividend. The holders of Series B Preferred Stock will be entitled to receive such dividends paid and distributions made to the holders of Common Stock, pro rata to the holders of Common Stock to the same extent as if such holders had converted the Series B Convertible Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.

Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, after provision for payment of all debts and liabilities of the Company and the payment of a liquidation preference to the holders of the Company’s Series A Preferred Stock, any remaining assets of the Company shall be distributed pro rata to the holders of Common Stock and the holders of Series B Convertible Preferred Stock as if the Series B Convertible Preferred Stock had been converted into shares of Common Stock on the date of such liquidation, dissolution or winding up of the Company.

Voting Rights. The Series B Preferred Stock have no voting rights except with regard to certain customary protective provisions set forth in the Series B Certificate of Designations and as otherwise provided by applicable law.

Conversion. Every share of Series B Preferred Stock may be converted at the holder’s option at any time after issuance into one share of Common Stock, provided that the number of shares of Common Stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 9.99% of all of the Common Stock outstanding at such time, unless otherwise waived in writing by us with sixty-one (61) days’ notice.

Series E Preferred Stock

As of December 15, 2017, 5,480.65 shares of Series E Preferred Stock were issued and outstanding. The terms of the Series E Preferred Stock are summarized below:

Rank. The Series E Preferred Stock will rank junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Convertible Preferred Stock (the “Series D Preferred Stock”), though there are no shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock currently outstanding.

Dividend. The holders of Series E Preferred Stock will be entitled to receive such dividends paid and distributions made to the holders of Common Stock, pro rata to the holders of Common Stock to the same extent as if such holders had converted the Series E Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.

Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, after provision for payment of all debts and liabilities of the Company, the Series E Preferred Stock will rank senior to the Company’s Common Stock and all other securities of the Company that do not expressly provide that such securities rank on parity with or senior to the Series E Preferred Stock.

Voting Rights. Until converted, each holder of the Series E Preferred Stock shall be entitled to the number of votes for each share of the Series E Preferred Stock owned equal to the number of shares of Common Stock such Preferred Shares are convertible into (voting as a class with Common Stock), but not in excess of the conversion limitations set forth in the Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series E Convertible Preferred Stock (the “Series E Certificate of Designation”) and as otherwise provided by applicable law.

Conversion. The shares of Series E Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Preferred Stock, plus all accrued and unpaid dividends, if any as of such date of determination, divided by the conversion price. The stated value of each share of Series E Preferred Stock is $6,000 and the initial conversion price is $6.00 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The number of shares of Common Stock to be issued pursuant to such conversion shall not exceed, when aggregated with all other shares of Common Stock owned by the holder at such time, or result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 4.99% of all of the Common Stock outstanding at such time, unless otherwise waived in writing by the Company with sixty-one (61) days’ notice.

Warrants

As of December 15, 2017, 869,394 shares of Common Stock were issuable upon the exercise of outstanding warrants. These warrants had exercises prices ranging from $1.20 to $29.76. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, are filed with the Securities and Exchange Commission in connection with the offering of the specific warrants. Warrants were issued independently or together with preferred stock or Common Stock, and may be attached to or separate from any offered securities.

SELLING STOCKHOLDERS

This prospectus includes the resale of 2,828,875 shares of Common Stock, representing (i) an additional 2,908,872 shares issuable upon conversion of the Convertible Notes and (ii) 20,000 shares of Common Stock issued to our counsel in settlement of outstanding legal fees.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the names of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the selling stockholders before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. As of December 15, 2017, there were 11,123,235 shares of our Common Stock issued and outstanding, 1 share of our Series B Preferred Stock issued and outstanding and 5,480.65 shares of Series E Preferred Stock.

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We have assumed all shares of Common Stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the shares of Common Stock listed in the table below, no estimate can be given as to the amount of those shares of Common Stock covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before Offering (1)		Number of Shares of Common Stock Offered (1)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Peter Benz (2)	75,858		75,858	0	*
Deane A. Gilliam 2017 Irrevocable Family Trust (3)	350,000	(4)	200,000	150,000	*
Revere Investments LP (5)	555,049	(6)	2,533,017	0	2.49%
Sichenzia Ross Ference Kesner LLP(7)	81,699		20,000	61,699	*
Total	1,062,606		2,828,875	211,699

* Less than 1%.

(1)

Represents the maximum number of (i) shares of Common Stock issuable upon conversion of the Convertible Notes, (ii) shares of Common Stock issuable upon exercise of the Warrants, sold in the Company’s Private Placement in August 2017, at a conversion price equal to $0.80 per share and/or (iii) shares issuable upon the conversion of Series E Preferred Stock.

(2)	The address for Mr. Benz is 1705 Floribunda Avenue, Hillsborough, California 94010.
(3)

Ari Raskas exercises sole voting and dispositive power over the Deane A. Gilliam 2017 Irrevocable Family Trust and thus is deemed to beneficially own such shares pursuant to Rule 13d-3 under the Exchange Act. The address for the Deane A. Gilliam 2017 Irrevocable Family Trust is 1325 Franklin Avenue, Suite 335, Garden City, New York 11530.

(4)	Represents 175,000 shares of Common Stock issued upon conversion of a $140,000 Convertible Note and 175,000 shares issuable upon exercise of the Warrants, sold in the Company’s Private Placement in August 2017, at a conversion price equal to $0.80 per share.
(5)

Mr. John O’Rourke exercises sole voting and investment authority over Revere Investments, LP (“Revere”) and thus is deemed to beneficially own such shares pursuant to Rule 13d-3 under the Exchange Act. The address for Mr. O’Rourke and Revere is Revere Investments, LP, 2900 E. Las Olas Blvd., Fort Lauderdale, Florida 33301. The percentage of Common Stock is calculated based on the full conversion of Revere’s warrants and conversion of all of its promissory notes, subject to the 2.49% beneficial ownership limitation contained in such promissory notes.

(6)	Based on 4.99% of the 11,123,235 shares of Common Stock outstanding as of December 11, 2017, which is the beneficial ownership limitation contained in the convertible securities owned by Revere.
(7)	Thomas Barone, the Chief Financial Officer of Sichenzia Ross Ference Kesner LLP (“SRFK”), exercises sole voting and investment authority over SRFK and thus is deemed to beneficially own such shares pursuant to Rule 13d-3 under the Exchange Act. The address for SRFK is 1185 Avenue of Americas, Suite 3700, New York, New York 10036.

PLAN OF DISTRIBUTION

Each selling stockholder of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on NASDAQ or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

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Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We agreed to keep this prospectus effective for a period of two years.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York. The firm has previously received and may in the future receive securities of Marathon as payment for its fees.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2016 incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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The consolidated financial statements of Marathon Patent Group, Inc. and Subsidiaries as of December 31, 2015 and for the year ended December 31, 2015, incorporated by reference in this Registration Statement from Marathon Patent Group, Inc. and Subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, in this Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the Commission (“SEC Filings”). Our SEC Filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the Commission at the address listed above or from the Commission’s internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the Commission, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC Filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 14 or 15(d) of the Exchange Act, (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus, until the selling stockholders sells all of our securities registered under this prospectus:

●

Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on April 4, 2017, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017, and September 30, 2017 filed with the Commission on May 15, 2017, August 14, 2017 and November 20, 2017, respectively, our Current Reports on Form 8-K filed with the Commission on April 14, 2017, April 18, 2017, April 24, 2017, May 12, 2017, May 18, 2017, July 18, 2017, July 20, 2017, August 9, 2017, August 9, 2017, August 10, 2017, August 14, 2017, August 15, 2017, August 25, 2017, September 5, 2017, September 12, 2017, October 2, 2017, October 17, 2017, October 20, 2017, November 2, 2017, November 15, 2017, December 1, 2017; and December 12, 2017.

●	the description of our 5% convertible promissory notes and five-year warrants to purchase Common Stock contained in our Current Report on Form 8-K filed with the Commission on August 15, 2017 (File No. 001-36555), including any amendment or report filed for the purpose of updating such description;

●

the description of the Merger Agreement by and between Marathon Patent Group, Inc., Global Bit Ventures Acquisition Corp. and Global Bit Ventures, Inc. dated November 1, 2017, contained in our Current Report on Form 8-K filed with the Commission on November 2, 2017 (File No. 001-36555), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Secretary, Marathon Patent Group, Inc., 11601 Wilshire Blvd., Ste. 500, Los Angeles, California, 90025, telephone number (703) 232-1701.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the Common Stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below.

SEC Filing fee	$1, 979	*
Legal expenses	$25,000	*
Accounting expenses	$20,000	*
Miscellaneous	$5,000	*
Total	$51, 979	*

*Estimate

Item 15. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Company dated November 25, 2011. (1)
3.2	Certificate of Amendment to Articles of Incorporation dated February 15, 2013. (2)
3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation dated July 18, 2013 (3)
3.4	Certificate of Amendment to Articles of Incorporation dated October 25, 2017.(4)
3.5	Amended and Restated Bylaws of the Company dated November 25, 2011. (5)
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock. (6)
4.2	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series E Convertible Preferred Stock. (7)
4.3	Certificate of Correction to Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series E Convertible Preferred Stock**
4.4	Form of proposed Certificate of Designation of Preferences, Rights and Limitations of 0% Series E-1 Convertible Preferred Stock.(8)
10.1	Form of Unit Purchase Agreement dated as of August 14, 2017. (9)
10.2	Form of Registration Rights Agreement dated as of August 14, 2017. (10)
10.3	Form of 5% Convertible Promissory Note dated August 14, 2017. (11)
10.4	Form of Common Stock Purchase Warrant dated August 14, 2017. (12)
10.5	Form of Exchange Agreement dated as of July 16, 2017. (13)
10.6	Form of Exchange Agreement dated as of August 7, 2017. (14)
10.7	Form of Exchange Agreement dated as of November 28, 2017. (15)
10.8	Amended and Restated Croxall Retention Agreement dated August 30, 2017. (16)
10.9	Retention Agreement between the Company and Francis Knuettel II dated August 31, 2017.(17)
10.10	Employment Agreement between the Company and James Crawford dated August 31, 2017. (18)
10.11	Consulting Termination and Release Agreement with Erich Spangenberg dated August 31, 2017. (19)
10.12	Consulting Agreement dated August 31, 2017 with Page Innovations, LLC. (20)
10.13	Form of Lock-up Agreement with Doug Croxall dated September 7, 2017. (21)
10.14	Letter agreement with Revere Investments L.P., dated October 31, 2017.(22)
10.15	Agreement and Plan of Merger dated as of November 1, 2017. (23)
10.16	Amendment to Croxall Retention Agreement dated November 1, 2017. (24)
10.17	Voting and Standstill Agreement with Doug Croxall dated November 1, 2017. (25)
10.18	CF Marathon LLC Limited Liability Company Agreement dated as of October 20, 2017.(26)
10.19	First Amendment to Amended and Restated Revenue Sharing and Securities Purchase Agreement and Restructuring Agreement dated as of August 3, 2017. (27)
10.20	Advisory Agreement Palladium Capital Advisors, LLC and Global Bit Ventures Inc. dated November 13, 2017.(28)
10.21	CIARA Technologies Agreement with Global Bit Ventures, Inc.** (Confidential Treatment Requested)
10.22	Master Services Agreement with Hypertec Systems Inc. and dated December 15, 2017.** (Confidential Treatment Requested)
10.23	Engagement Letter with Roth Capital Partners, LLC dated December 7, 2017.(29)
10.24	Fairness Opinion dated December 13, 2017.(30)
16.1	SingerLewak LLP letter to the Securities and Exchange Commission. (31)
16.2	Letter from BDO USA, LLP dated November 30, 2017. (32)
21.1	List of Subsidiaries. (33)
23.1	Consent of SingerLewak LLP.*
23.2	Consent of BDO USA, LLP.*
23.4	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page of this Form S-3).*

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* Filed herewith.

** To be filed by amendment.

(1)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed December 9, 2011 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed February 20, 2013 and incorporated herein by reference.
(3)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed July 19, 2013 and incorporated herein by reference.
(4)	Previously filed as Exhibit 3.4 to Registration Statement on Form S-4 filed December 18, 2017 and incorporated herein by reference.
(5)	Previously filed as Exhibit 3.2 to Current Report on Form 8-K filed December 9, 2011 and incorporated herein by reference
(6)	Previously filed as Exhibit 3.2 to Current Report on Form 8-K filed May 7, 2014 and incorporated herein by reference.
(7)	Previously filed as Exhibit 4.1 to Current Report on Form 8-K filed December 1, 2017 and incorporated herein by reference.
(8)	Previously filed as Exhibit 4.4 to Registration Statement on Form S-4 filed December 18, 2017 and incorporated herein by reference.
(9)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed August 15, 2017 and incorporated herein by reference.
(10)	Previously filed as Exhibit 10.2 to Current Report on Form 8-K filed August 15, 2017 and incorporated herein by reference.
(11)	Previously filed as Exhibit 4.1 to Current Report on Form 8-K filed August 15, 2017 and incorporated herein by reference.
(12)	Previously filed as Exhibit 4.2 to Current Report on Form 8-K filed August 15, 2017 and incorporated herein by reference.
(13)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed July 18, 2017 and incorporated herein by reference.
(14)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed August 9, 2017 and incorporated herein by reference.
(15)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed December 1, 2017 and incorporated herein by reference.
(16)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed September 5, 2017 and incorporated herein by reference.
(17)	Previously filed as Exhibit 10.2 to Current Report on Form 8-K filed September 5, 2017 and incorporated herein by reference.
(18)	Previously filed as Exhibit 10.3 to Current Report on Form 8-K filed September 5, 2017 and incorporated herein by reference.
(19)	Previously filed as Exhibit 10.4 to Current Report on Form 8-K filed September 5, 2017 and incorporated herein by reference.
(20)	Previously filed as Exhibit 10.5 to Current Report on Form 8-K filed September 5, 2017 and incorporated herein by reference.
(21)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed September 12, 2017 and incorporated herein by reference.
(22)	Previously filed as Exhibit 10.14 to Registration Statement on Form S-4 filed December 18, 2017 and incorporated herein by reference.
(23)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed November 2, 2017 and incorporated herein by reference.
(24)	Previously filed as Exhibit 10.2 to Current Report on Form 8-K filed November 2, 2017 and incorporated herein by reference.
(25)	Previously filed as Exhibit 10.3 to Current Report on Form 8-K filed November 2, 2017 and incorporated herein by reference.
(26)	Previously filed as Exhibit 10.18 to Registration Statement on Form S-4 filed December 18, 2017 and incorporated herein by reference.
(27)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed August 9, 2017 and incorporated herein by reference.
(28)	Previously filed as Exhibit 10.20 to Registration Statement on Form S-4 filed December 18, 2017 and incorporated herein by reference.
(29)	Previously filed as Exhibit 10.23 to Registration Statement on Form S-4 filed December 18, 2017 and incorporated herein by reference.
(30)	Previously filed as Exhibit 10.24 to Registration Statement on Form S-4 filed December 18, 2017 and incorporated herein by reference.
(31)	Previously filed as Exhibit 16.1 to Current Report on Form 8-K filed January 17, 2017 and incorporated herein by reference.
(32)	Previously filed as Exhibit 16.1 to Current Report on Form 8-K filed December 1, 2017 and incorporated herein by reference.
(33)	Previously filed as Exhibit 21.1 to Annual Report on Form 10-K filed March 26, 2015 and incorporated herein by reference.

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Item 17. Undertakings.

1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on December 18, 2017.

MARATHON PATENT GROUP INC.

By:	/s/ Doug Croxall
Doug Croxall
Its:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Francis Knuettel II
Francis Knuettel II
Its:	Chief Financial Officer (Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Doug Croxall and Francis Knuettel II, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign gany or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement or Amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Doug Croxall	December 18, 2017
Doug Croxall
Chief Executive Officer (Principal Executive Officer)

/s/ Francis Knuettel II	December 18, 2017
Francis Knuettel II Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Merrick D. Okamoto	December 18, 2017
Merrick D. Okamoto
Director and Chairman of the Board

/s/ Edward Kovalik	December 18, 2017
Edward Kovalik Director

/s/ Christopher Robichaud	December 18, 2017
Christopher Robichaud Director

/s/ David P. Lieberman	December 18, 2017
David P. Lieberman Director

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